UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2019

Majesco

(Exact Name of Registrant as Specified in its Charter)

California	001-37466	77-0309142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Mount Kemble Ave, Suite 110C, Morristown, NJ 07960

(Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including area code (973) 461-5200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2019, the Board of Directors (the “Board”) of Majesco appointed Manish D. Shah as President of Majesco in replacement of Ketan Mehta and to the office of Chief Product Officer effective as of March 15, 2019. In addition, on March 12, 2019, the Board appointed James Miller as Chief Revenue Officer of Majesco effective as of March 18, 2019 (the “Effective Date”).

From June 2015, since Majesco’s merger with Cover-All Technologies, Inc. (“Cover-All”), until March 2019, Mr. Shah served as Executive Vice President of Majesco. Mr. Shah served as a director and the President of Cover-All since November 2008 and as Chief Executive Officer from July 2013 until Majesco’s merger with Cover-All. In addition, Mr. Shah served as Cover-All’s Chief Technology Officer from 2004 until his promotion to the position of Chief Executive Officer. Prior to joining Cover-All, Mr. Shah held several technology management positions at various companies such as Andersen Consulting, P&O Nedlloyd and Tata Consultancy Services in different industries for over 10 years. Mr. Shah has a B.S. in computer science from the M.S. University, India and an M.B.A. from the Columbia University.

From 1997 to November 2018, James Miller has served in various capacities at CA, Inc. (Nasdaq: CA) (“CA”), a $4.5bn Fortune 500 global leader in software solutions. Specifically, Mr. Miller has served in the roles of Senior Vice President, Sales; Vice President, Business Unit Strategy; Acquisition Integration Executive; Vice President of Sales; Sales Manager; and Sales Representative. In addition, since 2012, Mr. Miller has served as a member of the board of Montgomery Township Licensing Appeal Board Commission. He also served on various committees at CA including the Mainframe Customer Advisory Committee, the Security Customer Advisory Committee, the Security Technology Counsel and the Compensation Redesign Committee. Mr. Miller received a B.A. in economics from the University of Maryland.

On March 12, 2019, Majesco amended Mr. Shah’s employment agreement (“Amendment”) pursuant to which, effective as of April 1, 2019, the Compensation Committee of the Board increased Mr. Shah’s base salary to $350,000 per year and provided that Mr. Shah’s target bonus under Majesco’s Performance Bonus Plan will be up to $175,000 with a threshold bonus of 50% and a maximum bonus of 130%, which bonus (which can be higher or lower than target bonus) will be determined by the Board or the Compensation Committee based upon the achievement of certain performance goals to be established by the Board (or Compensation Committee).

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On March 12, 2019, Majesco entered into an employment agreement with Mr. Miller that becomes effective on the Effective Date pursuant to which Mr. Miller will serve as Chief Revenue Officer of Majesco (the “Employment Agreement”).

Pursuant to the terms of the Employment Agreement, Mr. Miller will (i) receive an annual base salary of $325,000 and (ii) be eligible to receive an annual bonus of up to $250,000 with a threshold bonus of 50% and a maximum bonus of 130%, which bonus (which can be higher or lower than target bonus) will be determined by the Board or the Compensation Committee based upon the achievement of certain performance goals to be established by the Board (or Compensation Committee). In addition, Mr. Miller will receive 75,000 restricted stock units (“RSUs”) under the Majesco 2015 Equity Incentive Plan or any successor plan on the Effective Date or as soon thereafter as reasonably practicable. The RSUs will vest ratably over a period of three years following grant, with the first installment vesting on the first anniversary of the Effective Date. Mr. Miller will also be entitled to participate in benefit plans in effect for senior executives, along with vacation, sick and holiday pay in accordance with the Company’s policies established and in effect from time to time.

Pursuant to the terms of the Employment Agreement, Majesco may terminate Mr. Miller’s employment at any time without Cause (as defined in the Employment Agreement) on two weeks prior notice or with Cause, and Mr. Miller may terminate his employment at any time by providing two weeks prior notice. In the event that Mr. Miller’s employment is terminated by Majesco without Cause (as defined in the Employment Agreement), Mr. Miller will receive a lump sum payment equal to six months of his then base salary and the pro-rated portion of any annual bonus Mr. Miller may be entitled to (the “Severance Payment”) subject to execution of a release of claims. In the event that Mr. Miller’s employment is terminated for a Change in Control (as defined in the Employment Agreement) or Mr. Miller terminates his employment for Good Reason (as defined in the Employment Agreement) as a result of a Change in Control, Mr. Miller will receive the Severance Payment. In addition, in such cases of termination in relations to a Change of Control, the vesting of all his all equity awards will be accelerated (except if he is terminated for Cause).

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

There are no family relationships between either Mr. Shah and Mr. Miller and any of our directors or executive officers. Except as set forth herein, there is no arrangement or understanding between either Mr. Shah and Mr. Miller and any other persons pursuant to which either Mr. Shah and Mr. Miller was appointed an executive officer of the Company. There are no related party transactions involving either Mr. Shah and Mr. Miller that are reportable under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On March 18, 2019, Majesco issued a press release announcing the appointment of Manish D. Shah as President and Chief Product Officer of Majesco and James Miller as Chief Revenue Officer of Majesco. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

The information furnished in this section of this Item 7.01 on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing

Item 8.01	Other Events.

Effective as of March 12, 2019, the Compensation Committee amended the previous delegation of authority made to the President and Chief Executive Officer of Majesco with respect to the approval of the base salaries of executive officers (other than the Chief Executive Officer) and performance targets and annual performance bonuses for executive officers (other than the Chief Executive Officer and other named executive officers of Majesco) and determined to revoke such delegation of authority with respect to the President of Majesco. The previous delegation of authority to the Chief Executive Officer of Majesco to approve the base salaries for all of Majesco’s executive officers (other than the Chief Executive Officer) and performance targets and annual performance bonuses for all of Majesco’s executive officers (other than the Chief Executive Officer and other named executive officers of Majesco) was not amended.

On March 12, 2019, Majesco Software and Solutions Inc. (“MSSI”), a subsidiary of Majesco, and Alamance Services, Inc. (“Alamance”) signed a Settlement Agreement and Release (the “Settlement Agreement”) settling the previously disclosed action commenced by Alamance against MSSI in the Supreme Court of the State of New York. Pursuant to the terms of the Settlement Agreement, MSSI paid Alamance US a cash settlement amount following which the parties filed a Stipulation of Discontinuance dismissing the action with prejudice. Majesco expects that most of the amount paid by MSSI will be covered by its insurance policy.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Report.

Exhibit No.
10.1+	Amendment to Amended and Restated Employment Agreement between Majesco and Manish Shah dated March 12, 2019
10.2+	Employment Agreement between Majesco and James Miller dated March 12, 2019
99.1	Press release dated March 18, 2019

+	Denotes a management contract or compensatory plan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Majesco

	By:	/s/ Farid Kazani
Farid Kazani, Chief Financial Officer

Date: March 18, 2019